UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2003

iMANAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28041	36-4043595
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

950 Tower Lane
Foster City, California 94404
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 577-6500

Not Applicable
(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure

     Pursuant to the interim guidance provided in Securities and Exchange Commission Release No. 33-8216, the disclosure in this Current Report on Form 8-K is being furnished under Item 12 of Form 8-K.

     iManage, Inc. (the “Company”) presents its income (loss) from operations, net income (loss) and net income (loss) per share on a pro forma basis excluding certain items that are not measures of performance under accounting principles generally accepted in the United States of America. These items may include one-time restructuring and other similar charges as well as costs relating to amortization of stock-based compensation and intangible assets. Management uses these measures in comparing the Company’s historical performance and believes that these measures provide meaningful and comparable information to customers, customer prospects, partners and investors to assist in their review of the Company’s performance relative to prior periods and its competitors. These pro forma measures are particularly important at a time when many public enterprise software companies are experiencing severe liquidity issues and a lack of operating capital. Pro forma financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with accounting principles generally accepted in the United States of America, and pro forma financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

     The accompanying press release include schedules that reconcile the Company’s consolidated statement of operations prepared in accordance with generally accepted accounting principles to its results on a pro forma basis for the three- and nine-month periods ended September 30, 2003 and 2002. For the third quarter ended September 30, 2003, the Company’s pro forma adjustments include the reversal of stock-based compensation expense of $46,000, amortization of intangible assets of $34,000, merger-related costs of $1.1 million primarily associated with the proposed transaction with Interwoven, Inc. and the related tax impact of these adjustments of $58,000. For the third quarter ended September 30, 2002, the Company’s pro forma adjustments include the reversal of stock-based compensation expense of $199,000 and amortization of intangible assets of $34,000. For the nine-month period ended September 30, 2003, the pro forma adjustments include the reversal of a lease termination fee of $987,000, merger-related costs of $1.1 million, amortization of stock-based compensation of $207,000, amortization of intangible assets of $104,000 and the related tax impact of $84,000. For the nine-month period ended September 30, 2002, the pro forma adjustments include the amortization of stock-based compensation of $434,000 and the amortization of intangible assets of $759,000.

Item 12.	Results of Operations and Financial Condition

     On October 22, 2003, iManage, Inc. issued a press release announcing its financial results for the quarter and nine-month period ended September 30, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMANAGE, INC

October 22, 2003	By:	/s/ JOHN E. CALONICO, JR.

John E. Calonico, Jr.
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 22, 2003